                                                                    EXHIBIT 4.1



                                                          FEDERAL IDENTIFICATION
                                                          NO. 04-2511897



                       THE COMMONWEALTH OF MASSACHUSETTS
                             WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512


                             ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 146B, SECTION 72)


We,   Ronald J. Gellert                            , * President/XXXXXXXXXXXXXXX
    -----------------------------------------------
and   Nathaniel S. Gardiner                            , * Clerk/XXXXXXXXXXXXXXX
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of   IPL Systems, Inc.                                                         ,
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                          (Exact name of corporation)

located at:   124 Acton Street, Maynard, MA 01754                              ,
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                (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

  3
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         (Number those articles 1, 2, 3, 4, 5, and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on May 29 - June 3, 1997, by vote of:

2,816,960 shares of     Class A Common Stock of    5,633,819 shares outstanding,
                    (type, class & series, if any)
_________ shares of ______________________________ of _________ shares
                    (type, class & series, if any)
outstanding and
_________ shares of ______________________________ of _________ shares
                    (type, class & series, if any)
outstanding.

(1)**being at least a majority of each type, class or series outstanding and entitled to vote thereon:/XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXX




* Delete the inapplicable words.
** Delete the inapplicable clause.
(1) For amendments adopted pursuant to Chapter 156B, Section 70.
(2) For amendments adopted pursuant to Chapter 156B, Section 71.
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

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-----------------
Examiner



-----------------
Name
Approved



C       [ ]
P       [ ]
M       [ ]
R.A.    [ ]


4
-----------------
P.C.

To change the number of shares and par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

-------------------------------- ---------------------------------------------------
    WITHOUT PAR VALUE STOCKS                   WITH PAR VALUE STOCKS
-------------------------------- ---------------------------------------------------
TYPE          NUMBER OF SHARES   TYPE               NUMBER OF SHARES     PAR VALUE
----------- -------------------- ---------------- -------------------- -------------
Common:                          Class A Common:       20,000,000          $0.01
----------- -------------------- ---------------- -------------------- -------------
                                 Class C                2,250,000          $0.01
----------- -------------------- ---------------- -------------------- -------------
Preferred:                       Preferred:
----------- -------------------- ---------------- -------------------- -------------



Change the total authorized to:

-------------------------------- ---------------------------------------------------
    WITHOUT PAR VALUE STOCKS                   WITH PAR VALUE STOCKS
-------------------------------- ---------------------------------------------------
TYPE          NUMBER OF SHARES   TYPE               NUMBER OF SHARES     PAR VALUE
----------- -------------------- ---------------- -------------------- -------------
Common:                          Class A Common:       30,000,000          $0.01
----------- -------------------- ---------------- -------------------- -------------
                                 Class C                2,250,000          $0.01
----------- -------------------- ---------------- -------------------- -------------
Preferred:                       Preferred:
----------- -------------------- ---------------- -------------------- -------------

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date: n/a

SIGNED UNDER THE PENALTIES OF PERJURY, this 3rd day of June, 1997.

/s/                                               , * President/XXXXXXXXXXXXXXX
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/s/                                                   , * Clerk/XXXXXXXXXXXXXXX
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* Delete the inappropriate words.

                       THE COMMONWEALTH OF MASSACHUSETTS

                             ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)


===============================================================================


I hereby approve the within Articles of Amendment, and the filing fee in the amount of $10,000.00 having been paid, said articles is deemed to have been filed with me this 3rd day of June, 1997.



Effective date:
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                           /s/ WILLIAM FRANCIS GALVIN

                             WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth

                                    FEE PAID
                                  JUN 03 1997

                                    CASHIERS
                               SECRETARY'S OFFICE



                         TO BE FILLED IN BY CORPORATION
                      PHOTOCOPY OF DOCUMENT TO BE SENT TO:

Nathaniel S. Gardiner, Esq.
Palmer & Dodge LLP
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One Beacon Street
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Boston, MA 02108
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